UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-k

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/10/2007

ProQuest Company
(Exact name of registrant as specified in its charter)

Commission File Number:  1-3246

DE	36-3580106
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

789 Eisenhower Parkway, PO Box 1346, Ann Arbor, MI 48106
(Address of principal executive offices, including zip code)

734.761.4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.04.    Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

ProQuest Company ("the Company") is terminating its Associate Stock Purchase Plan ("the Plan"). As a result of this transition, a blackout period with respect to participants' accounts will be in effect beginning on April 25, 2007 and will continue through May 4, 2007 (the "Blackout Period").

Notice of the Blackout Period was provided to all participants and beneficiaries under the Plan on March 23, 2007. On April 10, 2007, the Company sent notice to its directors and executive officers informing them of the Blackout Period. The notice also informed the directors and executive officers that, pursuant to Section 306(a) of Sarbanes-Oxley Act of 2002, they would be prohibited from trading any securities of the Company during the Blackout Period. A copy of the notice is attached hereto as Exhibit 99.1 and it incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 ProQuest Company Notice of Blackout Period to Directors and Executive Officers.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProQuest Company

Date: April 10, 2007	By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	ProQuest Company Notice of Blackout Period to Directors and Executive Officers